EXHIBIT 99.1

                                  PRESS RELEASE

November 2, 2001 - All Star Gas Corporation (the Company") announced today that it provided notice on October 29, 2001 to the Trustees of the Company's Senior Secured Notes due 2003 (the "Senior Notes") that it would not make the interest payment due October 30, 2001 (the "Senior Interest Payment").

         This press release contains statements that are forward looking. These statements are not projections or assured results.

         For additional information contact Valeria Schall, All Star Gas Corporation, 417-532-3103.